Exhibit 99.1

Investor Relations: Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com

July 22, 2013 - Southern Copper Corporation (NYSE and BVL: SCCO)

•      First six months 2013 (“6M13”) net sales were $3,033.2 million,     12.5% lower than our 6M12 net sales of $3,465.8 million mainly due to lower metal prices and copper sales volume, partially offset by higher sales volumes of silver (+7.0%), molybdenum (+1.4%) and zinc (+0.8%).

•      EBITDA(i) in 6M13 was $1,537.2 million, lower than the $2,029.5 million in 6M12 mainly due to lower net sales and cost inflation pressures.

•            Net Income in 6M13 was $868.1 million, 26.7% lower than net income of $1,185 million in the 6M12.

•            Copper mine production decreased by 2,006 tons or 1.3% in 2Q13 compared with 1Q13, due to lower ore grade and recovery at our Buenavista mine due to a temporary flood disruption.  This decrease was partially offset by higher ore grades at our Toquepala mine and higher throughput at our Cuajone mine.

•            Copper smelted and refined increased 7.0% and 12.1% in the 2Q13 compared with the 2Q12 mainly because our Peruvian operations returned to their normal production levels after a scheduled major maintenance and repairs in 2012.

•            By-product production: Zinc mined and refined production increased 21.7% and 5.0%, respectively, in 2Q13 compared with 2Q12, mainly due to higher production at the Santa Eulalia mine which operated at full capacity after completely resolving the flooding problems it faced in previous years. Silver refined production increased 21.7% in 2Q13 compared with 2Q12.

•            Although we had higher molybdenum and silver sales volume, cash cost was affected by reduced by-product credits due to lower prices and cost inflation. Operating cash cost(ii) before by-product credits was $2.10 in 2Q13, an increase of 5.7% compared to $1.99 in 1Q13. Operating cash cost per pound of copper net of by-product credits was $1.09 in 2Q13, an increase of 19.4% compared to $0.91 in 1Q13. With industry-wide cost increases, we still maintain our leadership as a low cash cost, fully integrated, copper producer.

•            Capital expenditures were $702.3 million for 6M13, 72.4% higher than 6M12. These investments reflect our commitment to deliver the production growth approved by our Board of Directors in a time where much of the industry has been investing only to maintain production levels.

•            Buenavista molybdenum plant start-up. Construction of the first molybdenum plant for the current Buenavista concentrator was completed in 1Q13 with initial testing starting in May 2013. Commercial production is expected to start in the 3Q13. Construction of the plant was completed on schedule, accident-free and at 6% under the budgeted cost of $38 million.

•            On July 18, 2013, the Board of Directors authorized a dividend of $0.12 per share payable on August 20, 2013, to shareholders of record at the close of business on August 7, 2013.

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Commenting on the Company’s results, Mr. German Larrea, Chairman of the Board, said “Despite the current turbulence in the metals market, we maintain our commitment to the development of our capital program. At Buenavista, production capacity should increase from 180,000 tons to 488,000 tons of copper by 2015.  The Buenavista SXEW III plant, with an annual capacity of 120,000 tons, has an overall progress of 62% and should be completed during the second quarter of 2014. The new molybdenum plant, with an annual production capacity of 2,000 tons, was finished in the second quarter and will start commercial production during the third quarter. In addition, the Quebalix III project was completed in the 1Q13 and is currently operating at full capacity.”

“In Peru, we are quite concerned with current regulation which has put in place city air quality standards that are well beyond the technological ability of what a modern smelter can achieve.  The standards take effect on January 1, 2014 and are far more restrictive than the ones in effect in other countries.  In 2007, to comply with the PAMA environmental contract with the Peruvian government, the Company completed a $570 million investment to modernize the Ilo smelter. With this investment the Company increased its sulphur capture from 35% to 95%. The Ilo smelter modernization has been the most costly environmental investment in the Peruvian metallurgical industry.  Peruvian current standards are affecting the long term viability of these modernized metallurgical operations as well as other current and future industrial investments in the country.”

	Second Quarter					First Six Months
			Variance					Variance
	2013	2012	$		%	2013	2012	$		%
	(in millions except per share amount and %s)
Sales	$1,410.2	$1,659.9	$(249.7)		(15.0)%	$3,033.2	$3,465.8	$(432.6)		(12.5)%
Cost of sales	712.3	667.9	44.4		6.6%	1,439.0	1,389.8	49.2		3.5%
Operating income	565.3	875.6	(310.3)		(35.4)%	1,335.3	1,848.5	(513.2)		(27.8)%
EBITDA(1)	675.8	972.3	(296.5)		(30.5)%	1,537.2	2,029.5	(492.3)		(24.3)%
EBITDA margin	47.9%	58.6%	(10.7)%		(18.3)%	50.7%	58.6%	(7.9)%		(13.5)%
Net income	$372.7	$563.5	$(190.8)		(33.9)%	$868.1	$1,185.0	$(316.9)		(26.7)%
Net income margin	26.4%	34.0%	(7.5	)pp	(22.1)%	28.6%	34.2%	(5.6	)pp	(16.3)%
Income per share	$0.44	$0.66	$(0.22)		$(0.34)	$1.03	$1.39	$(0.37)		$(0.26)
Capital expenditures	385.5	230.3	155.2		67.4%	702.3	407.7	294.6		72.3%
Exploration	11.7	12.6	(0.9)		(7.1)%	22.0	21.3	0.7		3.3%

Capital Expenditures

The current status of our major capital expenditure projects is the following:

Buenavista Projects.- We continue the development of our $3.1 billion investment program at this unit which will allow us to increase its copper production capacity by approximately 170% from 180,000 tons to 488,000 tons by 2015, as well as our molybdenum production.

The new concentrator with molybdenum circuit project includes a concentrator with an estimated annual production capacity of 188,000 tons of copper and a second molybdenum plant with a 1,850 ton capacity. The project will also produce annually 2.3 million ounces of silver and 21,000 ounces of gold. The total capital budget of the project is $1,383.6 million and through June 30, 2013 has a 51% progress with an investment of $301.9 million. The project is expected to be completed in the first half of 2015.

(1) http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

2Q13	www.southerncoppercorp.com	Page 2 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

The SXEW III project is moving forward with an overall progress of 62% at June 30, 2013. An acceleration plan adopted in 1Q13 is expected to allow us finish the project ahead of schedule and under budget. The total capital budget of the project is $444.0 million of which we have spent $218.4 million through June 30, 2013.  The project production capacity is 120,000 tons of copper cathodes per year and it is expected to start operating in the second quarter of 2014.

The Quebalix III facility achieved its full capacity in the 2Q13. The project construction was completed in February, and started operation in March 2013.  This project will allow crushing of up to 15 million tons of mineral per year, improving the SXEW copper production by increasing recovery and reducing hauling cost and the time necessary to extract copper from mineral. The project was completed as scheduled and as budgeted with a total cost of $76 million.

The construction of the first molybdenum plant for the current Buenavista concentrator is completed and is starting commercial production.  It is expected to have an average annual production of 2,000 tons of molybdenum. The plant had a total cost of $36 million and was 6% under the budgeted cost.

Toquepala Projects.-  Through June 30, 2013, we have spent a total $257.7 million on Toquepala projects. A part of these projects include the construction of the new in-pit crusher and conveyor belt system to replace current mine rail haulage, which  we expect will reduce operating cost by approximately $5.5 million per year.

Regarding the Toquepala expansion, which is expected to increase average annual production by 100,000 tons of copper and 3,100 tons of molybdenum content, we continued negotiations with local communities and authorities as part of the process to obtain the project approval. In 2Q13 we made a contribution of S/.45 million (approximately $16 million) to the development fund of the Candarave province and, together with its authorities, we are selecting which development projects will be built.

Cuajone Projects.- Through June 30, 2013, we have spent $142.4 million of a total budget of $157 million on two projects to increase productivity through technological improvements in this unit: the Variable Cut-off Ore Grade project and the HPGR project.  Actual production is showing the results of the variable cut-off ore grade project which has been completed at a cost of $112 million. The HPGR project, which will produce a more finely crushed material, is expected to start operations in the 4Q13 and will allow us higher copper recovery and cost savings by reducing power consumption in the crushing process. The total project budget is $45 million of which we have already expended $30 million.  We expect that both projects will be at full capacity by the end of 4Q13, increasing annual production by 22,000 tons of copper and 700 tons of molybdenum.

On April 18, 2013, the Board approved $65.1 million for the acquisition of mine equipment to improve slope stability at the south area of the Cuajone mine. This project will remove approximately 148 million tons of waste material in order to improve the mine design without reducing our actual production level.  The mine equipment to be acquired includes one shovel, five trucks, one drill and auxiliary equipment. Besides preparing the mine for the future, with this investment, the Company will avoid a reduction in average ore grade between 2014 and 2018, while maintaining current production levels.  At June 30, 2013, we have committed $62.1 million for the acquisition of this equipment.

Conference Call

The Company’s second quarter and first six months earnings conference call will be held on Wednesday, July 24, 2013, beginning at 11:30 A.M. — EST (10:30 A.M. Lima and Mexico City time).

To participate:
Dial-in number:	888-771-4371 in the U.S.
847-585-4405 outside the U.S.
Raul Jacob, SCC Vice President of Finance & CFO
Conference ID:	35329437 and “Southern Copper Second Quarter and Six Months Earnings Results”

2Q13	www.southerncoppercorp.com	Page 3 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2013	3.60	3.60	11.28	0.92	30.03	1,630.47
2Q 2013	3.24	3.25	10.80	0.83	23.10	1,413.65
6M 2013	3.42	3.43	11.04	0.88	26.56	1,522.06

1Q 2012	3.77	3.78	14.10	0.92	32.69	1,690.84
2Q 2012	3.57	3.55	13.65	0.87	29.45	1,610.76
3Q 2012	3.50	3.53	11.67	0.86	30.05	1,654.80
4Q 2012	3.59	3.60	11.05	0.89	32.56	1,718.89
6M 2012	3.67	3.67	13.87	0.90	31.07	1,650.80
Average 2012	3.61	3.61	12.62	0.88	31.19	1,668.82

Variance: 2Q13 vs. 2Q12	(9.2)%	(8.5)%	(20.9)%	(4.6)%	(21.6)%	(12.2)%
Variance: 2Q13 vs. 1Q13	(10.0)%	(9.7)%	(4.3)%	(9.8)%	(23.1)%	(13.3)%
Variance: 6M13 vs. 6M12	(6.8)%	(6.5)%	(20.4)%	(2.2)%	(14.5)%	(7.8)%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	%	2013	2012	%
Copper (tons)
Mined	147,479	160,595	(8.2)%	296,964	313,501	(5.3)%
3rd party concentrate	10,113	5,122	97.4%	12,594	6,449	95.3%
Total production	157,592	165,717	(4.9)%	309,558	319,950	(3.2)%
Smelted	145,707	136,111	7.0%	282,689	292,836	(3.5)%
Refined and Rod	181,772	162,201	12.1%	359,785	340,899	5.5%
Sales	149,970	161,505	(7.1)%	306,277	324,796	(5.7)%

Molybdenum (tons)
Mined	4,492	4,687	(4.2)%	9,302	9,310	(0.1)%
Sales	4,500	4,642	(3.1)%	9,375	9,250	1.4%

Zinc (tons)
Mined	27,055	22,227	21.7%	50,512	44,819	12.7%
Refined	25,183	23,973	5.0%	49,583	48,900	1.4%
Sales	25,349	23,753	6.7%	48,805	48,416	0.8%

Silver (000s ounces)
Mined	3,369	3,514	(4.1)%	6,519	6,934	(6.0)%
Refined	4,269	3,507	21.7%	8,421	7,111	18.4%
Sales	4,353	4,157	4.7%	8,677	8,106	7.0%

2Q13	www.southerncoppercorp.com	Page 4 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	VAR %	2013	2012	VAR %
	(in millions, except per share amount)

Net sales:	$1,410.2	$1,659.9	(15.0)%	$3,033.2	$3,465.8	(12.5)%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	712.3	667.9	6.6%	1,439.0	1,389.8	3.5%
Selling, general and administrative	27.4	25.4	7.9%	52.8	50.8	3.9%
Depreciation, amortization and depletion	93.5	78.4	19.3%	184.1	155.4	18.5%
Exploration	11.7	12.6	(7.1)%	22.0	21.3	3.3%
Total operating costs and expenses	844.9	784.3	7.7%	1,697.9	1,617.3	5.0%

Operating income	565.3	875.6	(35.4)%	1,335.3	1,848.5	(27.8)%

Interest expense, net of capitalized interest	(50.8)	(44.2)	14.9%	(103.8)	(88.5)	17.3%
Other income (expense)	17.0	18.3	(7.1)%	17.8	25.6	(30.5)%
Interest income	4.3	3.6	19.4%	10.3	7.3	41.1%
Income before income tax	535.8	853.3	(37.2)%	1,259.6	1,792.9	(29.7)%
Income taxes	166.8	310.0	(46.2)%	401.8	628.7	(36.1)%
Net income before equity earnings of affiliate	369.0	543.3	(32.1)%	857.8	1,164.2	(26.3)%
Equity earnings of affiliate	5.1	22.0	(76.8)%	13.3	24.7	(46.2)%
Net Income	374.1	565.3	(33.8)%	871.1	1,188.9	(26.7)%

Less: Net income attributable to non-controlling interest	1.4	1.8	(22.2)%	3.0	3.9	(23.1)%

Net Income attributable to SCC	$372.7	$563.5	(33.9)%	$868.1	$1,185.0	(26.7)%
Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.44	$0.66	$(0.34)	$1.03	$1.39	$(0.26)
Dividends paid	$0.20	$0.53	$(0.62)	$0.44	$1.07	$(0.59)

Weighted average shares outstanding (Basic and diluted)	845.0	849.5		845.3	849.7

2Q13	www.southerncoppercorp.com	Page 5 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30,	December 31,	June 30,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,939.7	$2,459.5	$1,079.4
Short-term investments	392.9	134.3	373.7
Accounts receivable	571.0	752.0	662.9
Inventories	683.0	682.7	609.3
Other current assets	288.4	259.4	172.4
Total current assets	3,875.0	4,287.9	2,897.7

Property, net	5,636.4	5,156.7	4,682.5
Related parties receivable	170.7	184.0	157.6
Leachable material, net	326.2	262.8	182.2
Intangible assets, net	108.4	109.3	109.9
Deferred income tax	241.6	205.9	158.0
Other assets	296.0	177.1	185.2
Total assets	$10,654.3	$10,383.7	$8,373.1

LIABILITIES
Current liabilities:
Current portion of long-term debt	$5.0	$10.0	$10.0
Accounts payable	452.7	475.5	384.9
Income taxes	—	12.2	80.2
Deferred income taxes	—	—	39.9
Accrued workers’ participation	103.8	266.6	152.7
Other accrued liabilities	102.7	92.8	90.7
Total current liabilities	664.2	857.1	758.4

Long-term debt	4,204.4	4,203.9	2,731.0
Deferred income taxes	156.4	141.4	130.0
Other liabilities	282.4	274.0	113.7
Asset retirement obligation	122.4	118.2	63.7
Total non-current liabilities	4,765.6	4,737.5	3,038.4

EQUITY
Stockholders’ equity:
Common stock	3,342.2	3,329.8	1,204.8
Treasury stock	(994.0)	(918.8)	(789.2)
Accumulated comprehensive income	2,850.3	2,354.1	4,137.7
Total stockholders’ equity	5,198.5	4,765.1	4,553.3
Non-controlling interest	26.0	24.0	23.0
Total equity	5,224.5	4,789.1	4,576.3

Total Liabilities and equity	$10,654.3	$10,383.7	$8,373.1

As June 30, 2013, December 31, 2012 and June 30, 2012 there were 843.4 million, 845.6 million and 848.8 million shares outstanding, respectively.

2Q13	www.southerncoppercorp.com	Page 6 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(in millions)

OPERATING ACTIVITIES
Net income	$374.1	$565.3	$871.1	$1,188.9
Depreciation, amortization and depletion	93.5	78.4	184.1	155.4
Cash used for operating assets and liabilities	(177.9)	(251.8)	(171.1)	(224.3)
Other, net	16.2	(14.9)	16.3	(22.5)
Net cash provided from operating activities	305.9	377.0	900.4	1,097.5

INVESTING ACTIVITIES
Capital expenditures	(385.5)	(230.3)	(702.3)	(407.7)
Sale (purchase) of short-term investment, net	(188.4)	(146.5)	(258.6)	148.2
Loan repayment from related parties	2.7	—	13.3	—
Other, net	(2.7)	23.4	(2.5)	23.5
Net cash used for investing activities	(573.9)	(353.4)	(950.1)	(236.0)

FINANCING ACTIVITIES
Debt repaid	(5.0)	(5.0)	(5.0)	(5.0)
Dividends paid	(169.1)	(450.3)	(372.0)	(610.2)
Distributions to non-controlling interest	(0.4)	(1.2)	(0.9)	(1.7)
SCC common shares buyback	(64.6)	(33.2)	(64.6)	(33.2)
Other	0.6	0.4	0.8	0.6
Net cash used for financing activities	(238.5)	(489.3)	(441.7)	(649.5)

Effect of exchange rate changes on cash	(16.2)	26.9	(28.4)	19.3

Increase (decrease) in cash and cash equivalents	$(522.7)	$(438.8)	$(519.8)	$231.3

2Q13	www.southerncoppercorp.com	Page 7 of 8

SECOND QUARTER AND FIRST SIX MONTH 2013 RESULTS	SOUTHERN COPPER

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 81.5% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 18.5% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440-Ext 3181

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

(i) EBITDA is a common non-GAAP measure useful for our management as an indicator of Company’s ability to produce income from its operations. See reconciliation of EBITDA to GAAP net earnings on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.

(ii) Operating cash cost is a non-GAAP measure useful as a management tool to track our performance and better allocate our resources. It is also useful to readers of the financial statements for analysis and comparability purposes. See reconciliation of operating cash cost to GAAP cost of sales on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.

2Q13	www.southerncoppercorp.com	Page 8 of 8